UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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United Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED FINANCIAL, INC.

1128 South Main Street

Graham, North Carolina 27253-3338

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

April 29, 2004

NOTICE is hereby given that the Annual Meeting of Shareholders of United Financial, Inc. (the “Company”) will be held as follows:

Place:	Alamance National Bank 1128 South Main Street Graham, North Carolina

Date:	April 29, 2004

Time:	11:00 a.m.

The purposes of the meeting are:

1.	To elect five (5) members of the Board of Directors for three (3) year terms.

2.	To ratify the appointment of Larrowe & Company, P.L.C. as the Company’s independent public accountants for 2004.

4.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

By Order of the Board of Directors

/s/ William M. Griffith, Jr.

William M. Griffith, Jr. President and Chief Executive Officer

March 30, 2004

UNITED FINANCIAL, INC.

1128 South Main Street

Graham, North Carolina 27253-3338

PROXY STATEMENT

Mailing Date: On or about March 30, 2004

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

April 29, 2004

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of United Financial, Inc. (the “Company”) for the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Alamance National Bank, 1128 South Main Street, Graham, North Carolina, at 11:00 a.m. on April 29, 2004, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Larry E. Brooks, Donald R. Bullis, and Lynn S. Lloyd. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the five (5) nominees for director named in Proposal 1 below for three (3) year terms and FOR Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with William E. Swing, Jr., Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by the Company’s officers, directors and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on February 26, 2004, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 10,000,000 shares are authorized. At December 31, 2003, there were 1,640,565 shares of common stock outstanding. There are approximately 1,600 holders of record of the Company’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the five (5) directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Ownership of Voting Securities

As of February 26, 2004, no shareholder known to management owned more than 5% of the Company’s common stock.

As of February 26, 2004, the beneficial ownership of the Company’s common stock by directors individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

Larry Eugene Brooks (4) Graham, NC	36,064	2.19

Donald Ray Bullis Burlington, NC	24,825	1.50

William Fenton Covington Mebane, NC	16,741	1.01

Edward Lee Dixon Graham, NC	28,136	1.71

William M. Griffith, Jr.(5) Elon, NC	44,092	2.65

Phoebe Massey Harrison Elon, NC	19,446	1.18

Lynn Sidney Lloyd (6) Graham, NC	34,206	2.07

John V. Moon (7) Graham, NC	19,330	1.17

D. Michael Parker Hurdle Mills, NC	4,762	0.29

John Knox Patterson Burlington, NC	22,140	1.34

L. J. Rogers, Jr. (8) Mebane, NC	60,377	3.66

Morris L. Shambley (9) Efland, NC	14,232	0.87

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)

William E. Swing, Jr. Elon, NC	9,105	0.55

Edmund Lee Thompson (10) Graham, NC	19,598	1.19

All Directors and Executive Officers as a group (15 persons) (11)	367,904	20.69

(1)	Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Covington—5,681 shares; Mr. Dixon—5,221 shares; Mr. Moon—4,522 shares; Mr. Parker—3,150 shares; Mr. Rogers—10,230 shares; and Mr. Shambley—11,840 shares.
(2)	Included in the beneficial ownership tabulations for all directors, except Messrs. Griffith, Parker and Shambley, are options to purchase 9,545 shares of common stock of the Company. Mr. Griffith’s ownership tabulation includes 24,000 options to purchase shares of common stock of the Company which are currently exercisable or exercisable within 60 days of February 26, 2004.
(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based, in each case, on the 1,640,565 outstanding shares of common stock plus the number of shares of common stock represented by immediately exercisable stock options by the individual or the group.
(4)	Includes 1,500 shares held by Mr. Brooks’ spouse and 1,500 shares held by Mr. Brooks for the benefit of his grandchild.
(5)	Includes 750 shares held by Mr. Griffith’s spouse as custodian for a minor child.
(6)	Includes 1,638 shares held by Mr. Lloyd’s spouse, 2,100 shares held for the benefit of Mr. Lloyd’s minor child, and 8,602 shares held in family trusts.
(7)	Includes 2,400 shares held by Mr. Moon’s spouse.
(8)	Includes 12,117 shares held by Mr. Rogers’ spouse, 3,047 shares held by Mr. Rogers’ related interest, and 300 shares held by Mr. Rogers for the benefit of his child.
(9)	Includes 312 shares held by Mr. Shambley’s spouse.
(10)	Includes 1,500 shares held by Mr. Thompson’s spouse.
(11)	Includes one additional non-director executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. Prior to the formation of the Company as the holding company for Alamance National Bank (the “Bank”) in September of 2002, such ownership reports were filed with the Office of the Comptroller of the Currency (the “OCC”). Upon the formation of the Company, such reports are now required to be filed with the SEC. To the best knowledge of the Company, all such ownership reports have been timely filed, with the exception of L. J. Rogers, who made one late filing of a Form 4 during 2003.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Bylaws provide that its Board of Directors shall consist of between five (5) and twenty-five (25) members, as determined by the Board of Directors or the shareholders. If there are more than nine (9) members, the Board shall be divided into three classes approximately equal in number with each class being elected for three year terms on a staggered basis. The Board of Directors has set the number of directors of the Company at thirteen (13). The five (5) directors whose terms expire at the Annual Meeting have been renominated to the Board for three (3) year terms are listed below:

Name and Age	Position(s) Held	Director Since(1)	Principal Occupation and Business Experience During the Past 5 Years
Donald Ray Bullis (61)	Director	1997	Funeral Director, Rich & Thompson Funeral Service, Graham and Burlington, N.C.

Edward Lee Dixon (62)	Director	1997	Partner, Dixon Brothers Farm, Graham, N.C.

Lynn Sidney Lloyd (53)	Director	1997	President, Digital Imaging and Professional Services; Retired former Division Quality Assurance Manager, Burlington Industries, Inc., Burlington, N.C. (1973-2002)

D. Michael Parker (52)	Director	2002	Attorney, Cheshire & Parker, Hillsborough, N.C.

John Knox Patterson (67)	Director	1997	Attorney, Patterson & Coleman Law Offices, Burlington, N.C.

(1)	Includes service as a director of the Bank which reorganized into the bank holding company form of organization in 2002. Each director also serves as a director of the Bank.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES ABOVE FOR DIRECTOR OF THE COMPANY FOR THREE YEAR TERMS.

Incumbent Directors

The Company’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table:

Name and Age	Director Since(1)	Term Expires	Principal Occupation and Business Experience During the Past 5 Years
Larry Eugene Brooks (63)	1998	2006	Chairman of the Board of Directors of the Company; 1975-Present, Vice President, Cobb, Ezekiel, Brown & Co., P.A., Certified Public Accountants; 1989-1996, former Vice Chairman and Director of FirstSouth Bank (Graham branch), Graham, N.C. (acquired by Centura Bank in 1996).

William Fenton Covington (79)	1997	2006	President, Covington Dairy Farm, Inc., Mebane, N.C.; Director, Southern States Coop; Director, Southeast United Dairy Industry Association.

William M. Griffith, Jr. (54)	1997	2005	President and Chief Executive Officer of United Financial, Inc. and Alamance National Bank; 1981-1997, former Senior Vice President and Chief Administrative Officer for Community Savings Bank, SSB, Burlington, N.C.

Phoebe Massey Harrison (68)	1997	2005	Owner, Graham Sporting Goods, Burlington, N.C.

John V. Moon (59)	1997	2005	Chairman of the Board of Directors of the Bank; Retired Area Director, Alamance-Caswell Area Mental Health Authority, Burlington, N.C.

L. J. Rogers, Jr. (65)	1997	2005	President, L. J. Rogers Trucking, Inc.; Partner, L. J. Rogers, Jr., Fertilizer, Mebane, N.C.

Morris L. Shambley (63)	2002	2005	Owner and President, Shambley Farm, Inc., Efland, N.C.

Edmund Lee Thompson (75)	1997	2006	President and Treasurer, Alamance Adjusters, Inc., Burlington, N.C.; Secretary-Treasurer and Director, Southeastern Adjustment Co. of Greensboro, N.C.

(1)	Includes service as a director of the Bank which reorganized into the bank holding company form of organization in 2002. Each director also serves as a director of the Bank.

Director Relationships

No family relationship on the Board of Directors exists. No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

Board of Directors. The Company’s Board of Directors held three (3) meetings during 2003. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he or she served.

It is the policy of the Company that directors attend each annual and special meeting of shareholders. All of the Company’s directors attended the 2003 annual meeting.

The Company’s Board of Directors has several standing committees including an Audit Committee, an Executive Committee and a Nominating Committee.

Audit Committee. The members of the Audit Committee are Ms. Harrison and Messers. Brooks, Bullis, Dixon, Lloyd, and Moon. The Audit Committee held seven (7) meetings during 2003.

Report of the Audit Committee

The Audit Committee is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the internal audit programs of the Company and the Bank. The Audit Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit Committee has in place policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2003, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Larrowe & Company, P.L.C. (“Larrowe”), all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Larrowe disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Larrowe their independence.

Based on the review and discussions above, the Audit Committee (i) recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Larrowe as auditors for 2004.

The Audit Committee has a written charter which is reviewed by the Committee for adequacy on an annual basis.

The Company’s common stock is not traded on any exchange, however, the Audit Committee members are “independent” and “financially literate” as defined by the Nasdaq listing standards.

This report is submitted by the Audit Committee:

Larry Eugene Brooks

Donald Ray Bullis

Edward Lee Dixon

Phoebe Massey Harrison

Lynn Sydney Lloyd

John V. Moon

Executive Committee. The Executive Committee is empowered to act for the entire Board during intervals between Board meetings. The members of the Executive Committee are Messrs. Brooks, Dixon, Griffith, Lloyd, Moon and Parker. The Executive Committee met eight (8) times in 2003.

Nominating Committee. The duties of the Nominating Committee include: (i) assisting the Board, on an annual basis, by identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and recommending to the Board qualified individuals to fill any such vacancy; and (iii) recommending to the Board, on an annual basis, director nominees for each committee of the Board.

The Company is not a member of any exchange, however, the voting members of the Nominating Committee are “independent” as defined by Nasdaq listing standards. The Bylaws of the Company state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Company’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the Annual Meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Company if elected. The Bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company’s market area and have owned at least 1,000 shares of the Company’s common stock for a period of twelve (12) months preceding the date of the nomination. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. The Nominating Committee has adopted a formal charter which is attached as Exhibit A.

Director Compensation

Board Fees. Non-employee directors received a monthly retainer of $400, except for the Chairman of the Board, who received a monthly retainer of $500. In addition, for their committee meeting attendance, directors are paid $100 per meeting attended, which is increased to $150 for meetings that last longer than two hours and $200 if meetings last longer than four hours.

Directors’ and Officers’ Deferral Plan. The Alamance National Bank Directors’ and Officers’ Deferral Plan (the “Deferral Plan”) permits directors of the Bank to defer all or a portion of the compensation which would otherwise be received in the form of Board fees. Under the Deferral Plan, the Bank makes matching contributions equal to 25% of the amount deferred by the director. Deferred compensation and the Bank’s matching contributions are paid into a Rabbi Trust established expressly for the Deferral Plan, where they are invested in the Company’s common stock. Compensation which has been deferred under the Deferral Plan is paid out upon the director’s retirement or attainment of age 70.

Executive Officers

The President and Chief Executive Officer of the Company and the Bank is William M. Griffith, Jr. Mr. Griffith, age 54, has 30 years experience in the banking industry and was one of the original organizers of the Bank. From 1981 to 1997, he was Senior Vice President and Chief Administrative Officer of Community Savings Bank, SSB. He served as Vice President and Comptroller of Mutual Savings & Loan in Reidsville, North Carolina, from 1978 to 1981, and from 1973 to 1978, he was Vice President and a Director at First Savings and Loan in Mebane, North Carolina. Mr. Griffith is a native of Alamance County and has held leadership positions in various community organizations, including but not limited to, Director, Alamance County Chamber of Commerce, President of the Burlington Rotary Club, for which he received the Paul Harris Fellow award in 1997, a Director for the Alamance County Home Builders Association, a Director for the Alamance County Chamber of Commerce, and Director for the Piedmont Chapter of the Savings and Loan Institute.

The Senior Loan Officer of the Bank is Peter A. Burgess, also an Alamance County native. Mr. Burgess, age 54, has 27 years experience in the banking industry and has been with the Bank since its organization. Prior to joining the Bank, Mr. Burgess had served since 1990 as the Senior Vice President of Lending at 1st State Bank in Burlington, North Carolina.

The Senior Vice President and Secretary of the Company and the Senior Vice President and Chief Financial Officer of the Bank is William E. Swing, Jr. Prior to joining the Bank, Mr. Swing, age 43, was Vice President of Finance for 1st State Bank in Burlington, North Carolina from February 1999 until June 2000. From August 1996 until August 1998, he served as a Vice President with Finance First Greensboro Home Equity and Audit Manager for KPMG LLP in Greensboro, North Carolina. He serves as an Alderman for the Town of Elon, located in Alamance County.

Executive Compensation

The Bank has entered into employment agreements with William M. Griffith, Jr., President and Chief Executive Officer, William E. Swing, Jr., Senior Vice President and Chief Financial Officer, and Peter A. Burgess, Senior Vice President and Chief Lending Officer to establish their duties and compensation and to provide for their continued employment with the Bank.

Mr. Griffith’s employment agreement provides for an initial term of three years with automatic one year extensions after the initial three year term unless written notice to terminate is received not less than sixty days before the end of the initial term or any anniversary thereof. The agreement provides for a base salary which is reviewed and approved by the Board not less often than annually.

Mr. Swing’s and Mr. Burgess’ employment agreements provide for an initial term of two years with automatic one year extensions after the initial two year term unless written notice to terminate is received not less than sixty days before the end of the initial term or any anniversary thereof. Both contracts provide for a base salary which is reviewed by the Board not less often than annually.

All of the employment agreements provide that each of the officers may be terminated for “cause,” as defined in the employment agreements. Further, each officer may not compete with the Bank in an area within a twenty-five mile radius of Graham, North Carolina for a period of two years following the effective date of termination of the agreement or the Employee’s unilateral termination of employment during the term of the agreement.

The employment agreements provide that in the event of a “termination event” following a change in control of the Bank each officer shall be able to terminate the agreement and receive, among other things, 299%, in the case of Mr. Griffith, or 200%, in the case of Messrs. Swing and Burgess, of the “base amount” of compensation and most recent annual bonus. In general, a “termination event” will occur if:

•	the officer is assigned any duties or responsibilities that are inconsistent with his position, duties or responsibilities with the Bank in effect at the time of the change in control;

•	the officer’s compensation rate is reduced below the amount in effect as of the change in control or the officer’s life insurance, medical or hospitalization insurance, disability insurance, deferred compensation plans, retirement plans or similar plans or benefits are not provided as required by the employment agreement; or

•	the officer is transferred to a location outside of Graham, North Carolina without the officer’s written consent.

A change in control of the Bank will occur if:

•	any “Person” (as defined in or pursuant to Section 7(j)(8)(A) of the Change in Bank Control Act of 1978) becomes the “beneficial owner” or otherwise acquires control, directly or indirectly, of securities of the Bank representing twenty-five percent or more of the voting power of the Bank’s then outstanding securities;

•	any Person acquires in any manner the ability to elect, or to control the election, of a majority of the directors of the Bank;

•	the Bank merges with or into another entity where the Bank is not the surviving entity; or

•	all or substantially all of the assets of the Bank are transferred or sold to another entity.

The following table shows the cash and certain other compensation paid to or received or deferred by Mr. Griffith for service as the President and Chief Executive Officer of the Company and Bank and by Mr. Swing for service as the Senior Vice President and Chief Financial Officer of the Company and the Bank during 2003, 2002, 2001. No other current executive officer of the Company or the Bank received compensation for 2003 which exceeded $100,000.

SUMMARY COMPENSATION TABLE

Annual Compensation(1)
Name and Principal Position	Year	Salary	Bonus(2)	All Other Compensation(3)
William M. Griffith, Jr., President and Chief Executive Officer of the Company and the Bank	2003 2002 2001	$124,263 108,004 96,000	$28,900 18,831 —	$5,920 2,325 1,372

William E. Swing, Jr., Senior Vice President and Chief Financial Officer of the Company and the Bank	2003 2002 2001	$90,000 80,560 73,500	$11,736 13,225 2,200	$2,741 2,911 2,120

(1)	Perquisites and other personal benefits did not exceed 10% of total salary in 2003, 2002, or 2001.
(2)	Bonuses are paid each year based on each prior year’s results and as may be determined by the Board of Directors.
(3)	Includes 401(k) matching contributions, certain insurance premiums associated with group term life insurance and premiums associated with split dollar life insurance policies under the Company’s Executive Supplemental Retirement Plan.

Executive Supplemental Retirement Plan

Messrs. Griffith, Swing and Burgess have also each entered into agreements with the Bank under the Alamance National Bank Executive Supplemental Retirement Plan (the “Retirement Plan”). Retirement plans such as this are becoming increasingly common in the banking industry.

The reason is that caps on qualified plan contributions and distributions, as well as Social Security, often limit bank executives’ retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected or are less severely affected by those caps and they can therefore end their working careers with retirement benefits at 70% to 90% of final pay. An arrangement such as the Retirement Plan can remedy the shortfall in executive retirement compensation and deliver retirement benefits commensurate with bank executives’ final pay. The Retirement Plan provides that each of the officers shall receive equal payments over a 15 year period, provided that he remains in the employ of the Company or the Bank until age 65. The Company purchased life insurance policies, at an aggregate one-time cost of $1,358,903, on the participants in order to provide future funding of benefit payments. Benefits will accrue based upon the performance of the underlying life insurance policies both during employment and after retirement. The Retirement Plan also provides for a payout of all benefits accrued under the Retirement Plan in the event of the officer’s death or a “change of control” of the Bank. In the event that an officer is terminated for “cause” as defined in the Retirement Plan, such officer is not entitled to any benefits under the Retirement Plan.

Stock Options

The following table sets forth information with regard to stock options granted under the Company’s 1999 Incentive Stock Option Plan (the “Incentive Plan”). The Incentive Plan was originally approved by the shareholders of the Bank at the 1999 Annual Meeting of Shareholders. In connection with the reorganization of the Bank into the holding company form of organization in 2002, the Incentive Plan was adopted by the Company and options under the plan were converted into options to purchase shares of the Company’s common stock. Currently 103,409 shares, as adjusted for stock dividends, may be issued under the Incentive Plan. No options were granted during the fiscal year ended December 31, 2003.

Aggregated Option Exercises in Fiscal Year 2003

And Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003(1)	Value of Unexercised In- the-Money Options at December 31, 2003(2)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
William M. Griffith, Jr.	-0-	-0-	24,000 / -0-	$32,880 / -0-
William E. Swing, Jr.	-0-	-0-	6,000 / 1,500	$19,200 / $4,800

(1)	Includes adjustment for a 25% stock dividend paid on February 17, 2003.
(2)	The Company’s stock price on December 31, 2003 was $8.70 per share.

401(k) Savings Plan

The Bank adopted a tax-qualified savings plan for employees effective January 1, 2000. All employees with at least six months of service are eligible to participate in the Plan. Employees may contribute up to 15% of their total annual compensation, subject to the maximum contribution allowed by law. The Bank makes a matching contribution equal to 50% of the employee’s contribution, up to a maximum of 3% of the employee’s annual compensation. The Plan vests 20% per year after an employee’s first year of service.

Indebtedness of and Transactions with Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and the Bank, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Larrowe & Company, P.L.C. Certified Public Accountants, as the Company’s independent public accountants for 2004 subject to shareholder approval. A representative of Larrowe & Company is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Larrowe & Company fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes the Company engages Larrowe & Company to assist in other areas of financial planning. The following table sets forth the fees paid to Larrowe & Company in various categories in 2003 and 2002.

Category	Amount Paid 2003	Amount Paid 2002
Audit Fees:	$40,000	$30,200
Audit-Related Fees(1):	4,005	5,700
Tax Fees(2):	2,900	1,500
All Other Fees(3):	13,870	17,500

Total Fees Paid:	$60,775	$54,900

(1)	Fees for assistance regarding capital and expansion implications and operational, accounting and regulatory considerations.
(2)	Fees for tax planning and compliance.
(3)	Fees for internal audit services.

All services rendered by Larrowe & Company, P.L.C during 2003 and 2002 were subject to pre-approval by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF LARROWE & COMPANY, P.L.C. AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2005 ANNUAL MEETING

It is anticipated that the 2005 Annual Meeting will be held on a date during April 2005. Any proposal of a shareholder which is intended to be presented at the 2005 Annual Meeting must be received by the Company at its main office in Graham, North Carolina no later than September 30, 2004, in order that such Proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a Proposal for the 2005 Annual Meeting is not expected to be included in the proxy statement for that meeting, the Proposal must be received by the Company by December 31, 2004 for it to be timely received for consideration. The Company will use its discretionary authority for any Proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to William E. Swing, Jr., Secretary, United Financial, Inc., 1128 South Main Street, Graham, North Carolina 27253-3338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2003 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO WILLIAM E. SWING, JR., SECRETARY, UNITED FINANCIAL, INC., 1128 SOUTH MAIN STREET, GRAHAM, NORTH CAROLINA 27253-3338.

EXHIBIT A

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of United Financial, Inc. (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board by identifying individuals qualified to become Board members, in the event the Board determines that a vacancy on the Board exists and that such vacancy should be filled.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards; and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article III, Section 3 of the Company’s bylaws. The Committee shall have the power to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply the standards imposed by all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

REVOCABLE PROXY

UNITED FINANCIAL, INC.

1128 South Main Street

Graham, North Carolina 27253

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry E. Brooks, Donald Ray Bullis and Lynn Sidney Lloyd as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of United Financial, Inc. (the “Company”), held of record by the undersigned on February 26, 2004, at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 1128 South Main Street, Graham, North Carolina, at 11:00 a.m. on April 29, 2004, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect five (5) directors of the Company for terms of three (3) years:
☐ FOR all nominees listed below (except as indicated otherwise below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:  Donald Ray Bullis, Edward Lee Dixon, Lynn Sydney Lloyd, D. Michael Parker, John Knox Patterson

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2.	RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Larrowe & Company, P.L.C., as the Company’s independent public accountants for 2004.

☐  FOR                                                                                  ☐  AGAINST                                                                                      ☐  ABSTAIN

3.	OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IN THE ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXY IS AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH WILLIAM E. SWING, JR., SECRETARY OF THE COMPANY, A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:                                                                                  , 2004

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.